EXHIBIT 10.43

SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT

SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Agreement”) dated as of May 6, 2008 (the “Second Restatement Date”), by and between The Phoenix Companies, Inc., a Delaware corporation (the “Company”) and Dona D. Young (the “Executive”).

WITNESSETH

WHEREAS, prior to the Second Restatement Date the Executive served the Company and Phoenix Life Insurance Company (“PLIC”) as the Chief Executive Officer and Chairman and served on the Boards of Directors of the Company  and PLIC (collectively, the “Board”);

WHEREAS, the Company and the Executive entered into an Amended and Restated Employment Agreement as to the terms of her continuing employment dated as of May 18, 2005 (the “Restatement Date”);

WHEREAS, the Company and the Executive desire to enter into the Agreement to bring the Amended and Restated Employment Agreement into compliance with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”); and

WHEREAS, except as otherwise expressly provided herein, this Agreement shall supersede any prior written agreement entered into between the Executive and the Company prior to the Second Restatement Date with respect to the subject matter hereof, including, without limitation, the agreement dated January 1, 2003 and the Amended and Restated Employment Agreement.

NOW THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.

POSITION/DUTIES.

(a)

During the Employment Term (as defined in Section 2 below), the Executive shall serve as the Chief Executive Officer and Chairman of the Company and PLIC.  In this capacity the Executive shall have such duties, authorities and responsibilities commensurate with the position of Chief Executive Officer and any other position she may then hold; in addition, the Executive shall have such other duties and responsibilities as the Board shall designate that are consistent with the Executive’s position.  The Executive shall report directly to the Board. During the Employment Term, the Company shall use its best efforts to cause the Executive to be re-nominated by the Company to be a member of the Board as necessary so that her membership on the Board may continue uninterrupted during the Employment Term.

(b)

During the Employment Term, the Executive shall devote substantially all of her business time to the performance of her duties with the Company and its affiliates and use good faith efforts to discharge her duties.  However, so long as the following activities do not (individually or in the aggregate) materially interfere with the performance of the Executive’s duties with the Company and are conducted in compliance with the Company’s Code of Conduct (as in effect from time to time), the Executive may (i) participate in charitable, civic, educational, professional, community or industry affairs or serve on the boards of directors or advisory boards of other companies; provided, however, that the Executive shall not serve as a director on more than three (3) boards of directors or advisory boards of other for-profit companies without the prior written approval of the Board, and (ii) manage her and her family’s personal investments.

2.

EMPLOYMENT TERM.  Subject to earlier termination as provided in this Section 2 or in Section 6, the Executive’s term of employment under this Agreement shall be for the period commencing on the Second Restatement Date and ending on December 31, 2008; provided, however, that, the term of this Agreement shall automatically extend for successive one-year periods without further action by either party hereto on December 31, 2008 and each anniversary thereof, unless either party shall give the other party written notice, at least 90 days prior to the date on which the term would otherwise extend pursuant to this proviso, that she or it does not want the term to so extend.  In no event, however, shall the term of Executive’s employment under this Agreement extend beyond any mandatory retirement date at or after age 65 applicable to the Executive under the Company’s policies and established in a manner consistent with applicable law (the “Mandatory Retirement Date”).  The term of this Agreement, as the same may be extended pursuant to the second preceding sentence, shall hereafter be referred to as the “Employment Term.”

3.

BASE SALARY.  The Company agrees to pay the Executive a base salary (the “Base Salary”) at an annual rate of not less than $950,000, payable in accordance with the regular payroll practices of the Company.  The Executive’s Base Salary shall be subject to annual review by the Board (or a committee thereof) and may be increased, but not decreased, from time to time by the Board.  Once increased, the Executive’s Base Salary may not be decreased below such increased amount.  No increase in Base Salary shall be used to offset or otherwise reduce any obligations of the Company to the Executive hereunder or otherwise.  The Base Salary as increased from time to time shall constitute the “Base Salary” for purposes of this Agreement.

4.

INCENTIVE COMPENSATION.

(a)

SHORT-TERM BONUS.  During the Employment Term, the Executive shall have the opportunity to earn an annual bonus under the Performance Incentive Plan (or a successor or supplemental annual bonus plan, including, without limitation, any short-term plan referenced in Section 4(f) hereof) (“PIP”), with a target amount not less than 160% of the Executive’s Base Salary, based upon the satisfaction of generally applicable financial criteria (as determined in good faith by the Board or a committee thereof after consultation with the Executive), with a higher or lower amount received for higher or lower achievement (the “PlP Bonus”).

(b)

LONG-TERM INCENTIVE COMPENSATION.  During the Employment Term, the Executive shall have the opportunity to earn long-term incentive compensation, in such form and manner as the Board, or a duly authorized committee of the Board, shall determine, including in cash, Company stock or other Company equity, under the Company’s Long Term

Incentive Plan (or a successor or supplemental long-term incentive compensation plan) (“LTIP”), with a target amount for the three (3) year cycle starting in such year not less than the percentage of the Executive’s Base Salary determined below, and based upon the satisfaction of generally applicable financial criteria (as determined in good faith by the Board or a committee thereof after consultation with the Executive), with a higher or lower amount received for higher or lower achievement (the “LTIP Awards”).  The percentage of Base Salary referenced in the immediately preceding sentence shall be (i) 225%, with respect to the cycle commencing in calendar year 2005, (ii) 235%, with respect to the cycle commencing in calendar year 2006, and (iii) 250%, with respect to the cycle commencing in each calendar year during the Employment Term after 2006.  For the avoidance of doubt, no portion of the awards referenced in Section 4(c) or 4(d) shall be treated as being made in respect of the Company’s obligations under this Section 4(b).

(c)

RESTRICTED STOCK UNITS.

(i)

2003 Grant.  Notwithstanding that this Agreement supersedes the employment agreement between the Executive and the Company dated as of January 1, 2003, the terms and conditions of that agreement related to the grant to the Executive of restricted stock units (the “Initial RSUs”) as set forth in Exhibit A thereto shall continue in full force and effect, except that the distribution date referenced in Section 1.4 of such Exhibit A shall be changed to the earlier of (1) six months and one day following Executive’s “separation from service,” as such term is defined under Section 409A or (2) the Executive’s date of death, and the distribution date specified in Section 2.4 of such Exhibit A shall be the distribution date specified in such Section 1.4.

(ii)

2005 Grant.  The Executive was also granted in the Amended and Restated Employment Agreement an additional award of restricted stock units (the “Supplemental RSUs”) in respect of the greatest number of whole units (excluding fractions) equal to or less than the quotient of (x) $1,000,000 and (y) the average of the closing prices of the Company’s common stock as reported on the New York Stock Exchange Composite Tape on the 10 trading days immediately preceding the Restatement Date (the “Average Value”).  The Supplemental RSUs shall vest at the conclusion of the three (3) year period commencing on the Restatement Date, and was issued in accordance with and subject to the terms and conditions set forth in, Annex A hereto, which shall be amended to comply with Section 409A as provided in the amended Annex A hereto.

(d)

PERFORMANCE BASED RESTRICTED STOCK UNITS.  The Executive was also granted in the Amended and Restated Employment Agreement an award of performance based restricted stock units in respect of the greatest number of whole units (excluding fractions) equal to or less than the quotient of (x) $500,000 and (y) the Average Value (the “Performance Based RSUs”).  If the performance criteria established with respect to performance based restricted stock unit awards granted to other employees of the Company for the long-term incentive plan 2005-07 performance period (the “2007 PSUs”) are satisfied (i) at a level that enables a payment in respect of such 2007 PSUs at or above target levels, the Performance Based RSUs shall vest in full, (ii) at threshold, one-half of the Performance Based RSUs shall vest or (iii) at a level above threshold, but below target, the number of Performance Based RSUs that shall vest shall be determined based on the actual performance achieved, using calculated pro rata between threshold and target levels (e.g., if the actual performance is mid-way between the threshold level and the target level of performance, 75% of the Performance Based RSUs shall vest).  The remaining terms and conditions of the Performance Based RSUs shall be as specified in Annex B hereto, which shall be amended to comply with Section 409A as provided in the amended Annex B hereto.

(e)

FUTURE EQUITY GRANTS.  The Board (or a duly authorized committee thereof) shall have the authority, in its sole discretion (but subject to the Company’s governing documents, the terms of any applicable plan, the rules of the New York Stock Exchange and applicable law), but no obligation, to make such additional grants or opportunities available on such terms and conditions, in such form and in such amounts as the Board (or such committee) shall determine.

5.

EMPLOYEE BENEFITS.

(a)

BENEFIT PLANS.  The Executive shall be entitled to participate in any employee benefit plan of the Company and PLIC, including, but not limited to, equity, pension, thrift, profit sharing, medical coverage, education, or other retirement or welfare benefits that the Company or PLIC has adopted or may adopt, maintain or contribute to, for the benefit of its senior executives, at a level commensurate with her position within the Company.

(b)

VACATIONS.  The Executive shall be entitled to annual paid vacation, holidays and floating days in accordance with the Company’s policy applicable to senior executives, but in no event less than the Executive’s paid vacation, holidays and floating days in effect prior to the Second Restatement Date, which vacation may be taken at such times as the Executive elects with due regard to the needs of the Company.

(c)

PERQUISITES.  The Company shall provide to the Executive, at the Company’s cost, all perquisites to which other senior executives of the Company generally are (or become) entitled, and such other perquisites as are suitable to the character of the Executive’s position with the Company and adequate for the performance of her duties hereunder, subject to such specific limits on such perquisites as may from time to time be imposed by the Board.  To the extent legally permissible, the Company shall not treat such amounts or any of the following amounts or benefits as income to the Executive.  In any event, the Executive shall be entitled to receive the following during the Employment Term:

(i)

During the Employment Term, the Executive shall receive all perquisites the Executive was entitled to receive as Chief Executive Officer of the Company immediately prior to the Second Restatement Date; provided that any amount of expenses eligible for reimbursement, or benefits to be provided, during Executive’s taxable year shall not affect the expenses eligible for reimbursement, or benefits to be provided, in any other of Executive’s taxable years; and provided further that the reimbursement of any eligible expense is made on or before the last day of the Executive’s taxable year following the taxable year in which the expense was incurred.

(ii)

Subject to the ability of the Company to be able to continue to insure such obligations through the purchase of policies from one or more reputable insurers, the Company shall provide Executive supplemental disability insurance benefits which are substantially the same as those provided to the Executive immediately prior to the Second Restatement Date.

(d)

BUSINESS AND ENTERTAINMENT EXPENSES.  Upon presentation of appropriate documentation, the Executive shall be reimbursed in accordance with the Company’s expense reimbursement policy for all reasonable business and entertainment expenses incurred in connection with the performance of her duties hereunder.

6.

TERMINATION.  The Executive’s employment and the Employment Term shall terminate on the first of the following to occur:

(a)

DISABILITY.  Upon 30 days’ written notice by the Company to the Executive of termination due to Disability, provided that the Executive has not returned to full-time employment within such 30-day period.  For purposes of this Agreement, “Disability” shall mean that by reason of physical or mental illness or incapacity the Executive (i) has been unable to carry out her material duties pursuant to this Agreement for 180 days or more during any 365-day period and (ii) has qualified for long-term disability and health coverage under the terms of the Company’s applicable long-term disability program.

(b)

DEATH.  Automatically on the date of death of the Executive.

(c)

CAUSE.  Immediately upon written notice by the Company to the Executive of a termination for Cause, provided that such notice is given within 90 days after the Chairman of the Executive Committee or the Audit Committee has actual knowledge of the Cause event. “Cause” shall mean (i) the willful misconduct of the Executive (including, without limitation, a willful material violation of the Code of Conduct) with regard to the Company that is materially injurious to the Company (including, without limitation, material financial or reputational harm); provided, however, that no act or failure to act on the Executive’s part shall be considered “willful” unless done, or omitted to be done, by the Executive not in good faith or without reasonable belief that her action or omission was not adverse to the best interests of the Company; (ii) the willful and continued failure of the Executive to attempt in good faith to substantially perform the Executive’s duties with the Company (other that any such failure resulting from incapacity due to physical or mental illness), which failure is not remedied within 15 business days after written notice from the Company specifying the details thereof; or (iii) the conviction of the Executive of (or the plea by the Executive of guilty or nolo contendere to) any (A) felony or (B) criminal misdemeanor involving fraud, false statements or misleading omissions, embezzlement, bribery, counterfeiting, extortion or an intentional wrongful taking, other than in the case of both (A) and (B), traffic-related offenses or as a result of vicarious liability for acts in which the Executive, except when acting on advice of counsel, had no direct involvement and no actual knowledge; provided that the Executive may be suspended with full compensation and benefits as if she remained in active service during any period prior to a conviction and after an indictment for such a felony or misdemeanor; or (iv) the Executive’s disqualification or bar by any governmental or self-regulatory authority from serving as Chief Executive Officer of the Company, Chairman of the Board or member of the Board, in each case, as a result of disciplinary or similar action and after the conclusion of an appeal from a final administrative determination to a court of first impression; provided that the Executive may be suspended with full compensation and benefits as if she remained in active service during any period prior to the conclusion of such appeal and after such disqualification or bar.

Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause without (i) advance written notice, provided to the Executive not less than five business days prior to the date of termination, setting forth the Company’s intention to consider terminating the Executive, including a statement of the date of termination and the specific basis for such consideration for Cause; (ii) an opportunity for the Executive, together with her counsel, to be heard before the Board before termination and after such notice; (iii) a duly-adopted resolution of the Board, after such opportunity, stating that in accordance with the provisions of the next to last sentence of tins Section 6(d), the actions of the Executive constituted Cause and the basis thereof; and (iv) a written determination provided by the Board setting forth the acts and omissions that form the basis of such termination.  The failure to include any fact in such written determination that contributes to a showing of Cause does not preclude the Company from asserting that fact in enforcing its rights under this Agreement, provided that such fact is generally within the category (of categories (i)-(iv) enumerated in the definition of “Cause” above) specified as the basis for the Cause termination in the written determination and provided, further, in the case of assertions within category (ii) of the definition of “Cause” above, that such later assertion shall not be valid to the extent that, prior to the Cause termination, the Executive had not been given, with respect to such assertion, the required notice and right to effect a remedy.  Any determination by the Board hereunder shall be made by the affirmative vote of at least a two-thirds majority of the members of the Board (other than the Executive).  Any purported termination of employment of the Executive by the Company that does not meet all substantive and procedural requirements of this Section 6 shall be treated for all purposes under this Agreement as a termination without Cause.

(d)

WITHOUT CAUSE.  Upon written notice by the Company to the Executive of an involuntary termination without Cause, other than for death or Disability or on account of the Executive attaining her Mandatory Retirement Date.

(e)

GOOD REASON.  Upon written notice by the Executive to the Company of a termination for Good Reason, provided that such notice is given within 90 days after the Executive has knowledge of the Good Reason event.  The failure to include any fact in such written notice that contributes to a showing of Good Reason does not preclude the Executive from asserting that fact in enforcing her rights under this Agreement, provided that such later assertion shall not be valid to the extent that, prior to the Good Reason termination, the Company had not been given, with respect to such assertion, the required notice and right to correct set forth in the following sentence.  “Good Reason” shall mean, without the express written consent of the Executive, the occurrence of any of the following events unless such events are fully corrected in all material respects by the Company within 30 days following written notification by the Executive to the Company that she intends to terminate her employment hereunder for one of the reasons set forth below:

(i)

any reduction or diminution (except temporarily during any period of physical or mental illness or incapacity) of the Executive’s title as Chief Executive

Officer, or a material reduction or diminution of the Executive’s then authorities, duties or responsibilities or reporting requirements with the Company;

(ii)

anyone other than the Executive is elected as the Chairman of the Board, unless service by the Executive as Chairman is prohibited by applicable law, regulation, or listing requirements;

(iii)

the assignment to the Executive of duties or responsibilities that are materially inconsistent with, and adverse to, her position;

(iv)

a material breach by the Company of any provision of this Agreement, including, but not limited to, any reduction in Base Salary and target levels with respect to the PIP Bonus (other than any reductions therein expressly permitted under Section 4(a) of this Agreement) or LTIP Awards, or any failure timely to pay any part of Executive’s compensation (including Base Salary and any bonus, if any) when due or to provide the benefits or perquisites contemplated herein;

(v)

the failure of the Company to obtain and deliver to the Executive a reasonably satisfactory written agreement from any successor to the Company to assume and agree to perform this Agreement;

(vi)

the Company giving Executive notice pursuant to Section 2 hereof that it does not want to extend the Employment Term as provided in such Section;

(vii)

the giving of a notice of non-renewal or non-extension by the Company of, or failure of the Company to elect to extend, after the agreement would otherwise expire, the change in control agreement then existing between the Company and the Executive, which event the Executive may treat as a Good Reason Event either at the time of the giving of the notice or upon the expiration of such change in control agreement; or

(viii)

the Executive’s no longer serving as a member of the Board unless (a) she resigned from the Board or (b) service by the Executive as a member of the Board is prohibited by applicable law, regulation, or listing requirements.

Suspension of the Executive with full compensation and benefits (in accordance with clause (iii) or (iv) of the definition of “Cause” set forth in the first paragraph of Section 6(c)) and termination of Executive’s employment on account of her attaining her Mandatory Retirement Date shall not constitute a basis for a Good Reason termination.

(f)

WITHOUT GOOD REASON.  Upon not less than 10 days’ advance written notice by the Executive to the Company of the Executive’s voluntary termination of employment without Good Reason, provided that the Company may, in its sole discretion, elect to make such termination effective earlier than as of the date that is specified in such notice.

7.

CONSEQUENCES OF TERMINATION.

(a)

DISABILITY.  In the event the Executive’s employment is terminated as a result of Disability, the Company shall pay or provide the Executive (i) any unpaid Base Salary through the date of termination and any accrued but unused vacation; (ii) any unpaid bonus as declared or, if not then declared, as determined by the Board in good faith, with respect to any year or years ending prior to the date of termination, including the PIP Bonus and any LTIP Award for any completed performance period, which unpaid bonus shall be paid when it would otherwise be paid in such year of termination; (iii) reimbursement for any unreimbursed expenses (in accordance with Section 5(d)) incurred through the date of termination; and (iv) all other payments, benefits or fringe benefits to which the Executive may be entitled under the terms of any applicable compensation arrangement or benefit, equity or fringe benefit plan or program or grant or this Agreement, in accordance with the terms thereof (collectively, “Accrued Benefits”).  In addition, after the Executive’s termination of employment as a result of Disability, the Executive shall receive: (y) a cash payment equal to the PIP Bonus for the year in which termination occurs, based on the target level payable, at such time in the following year as the PIP Bonus would otherwise have been paid; provided, however, that any amount above actual earned level shall not be paid prior to six months and one day following the date of the Executive’s termination of employment (or the date of Executive’s death, if earlier); and (z) full payment of any LTIP Award granted under this Agreement (or any similar award made prior to the Second Restatement Date) that is payable upon the achievement of performance criteria (other than stock price) over a pre-determined performance period, including, without limitation, the Performance Based RSUs awarded pursuant to Section 4(d) and any other performance share award (each such LTIP Award and similar previously granted award, a “Performance-Based LTIP Award”), calculated based on target levels, with payment for each performance period determined as if the Executive were a participant for the full term of each of applicable performance period and paid at target levels at such times as provided in the Executive’s applicable award agreement.  All of the Initial RSUs referenced in Section 4(c) and all of the Supplemental RSUs referenced in Section 4(d) and any other outstanding unvested equity awards (other than any Performance-Based LTIP Awards, which are addressed above) held by the Executive shall immediately vest upon the Executive’s termination as a result of Disability and shall be paid out in accordance with the terms of the applicable plan or award agreement, and all vested stock options held by the Executive shall remain exercisable for a period of two (2) years thereafter, but in no event longer than the stated term of such options (the “Post-Termination Exercise Period”).

(b)

DEATH.  In the event the Executive’s employment is terminated as a result of the Executive’s death, the Executive’s estate or legal representative shall receive the same payments and benefits as if the Executive’s employment were terminated as a result of Disability (except that she will receive death benefits instead of disability benefits).

(c)

TERMINATION FOR CAUSE, WITHOUT GOOD REASON OR ON ACCOUNT OF MANDATORY RETIREMENT.  If the Executive’s employment should be terminated (i) by the Company for Cause, (ii) by the Executive without Good Reason or (iii) on account of the Executive attaining her Mandatory Retirement Date, the Company shall pay to the Executive any Accrued Benefits.

(d)

TERMINATION WITHOUT CAUSE OR FOR GOOD REASON.  If the Executive’s employment is terminated by the Company without Cause or by the Executive for Good Reason, the Company shall pay or provide the Executive with the following payments and benefits:

(i)

the Accrued Benefits;

(ii)

subject to Section 22(b), an immediate lump sum cash payment equal to two (2) times the sum of:

(A)

the Base Salary; and

(B)

the PIP Bonus, based on the greater of (1) the stated target bonus for the year of termination and (2) the average of the PIP Bonuses (or, for years prior to 2005, the management incentive bonuses) earned by the Executive in the last two full fiscal years completed prior to termination.

(iii)

at such time as PIP Bonuses are paid to other executives generally in the following year, a pro-rata portion of the PIP Bonus the Executive would have earned for the year of her termination of employment (determined by multiplying the amount of said actual earned bonus by a fraction, the numerator of which is the number of days during the applicable year of termination that the Executive was employed by the Company and the denominator of which is 365);

(iv)

except as expressly provided in subclause (v) below, at such time as provided in the applicable plan or award agreement, in respect of any Performance-Based LTIP Award, at least a pro-rata portion of such Performance-Based LTIP Award, equal to the product of (x) (1) for any performance period ending in the year of termination, the actual bonus that would have been earned for that performance period, and (2) for each other performance period, the target amount payable in respect of such Performance-Based LTIP Award, and (y) a fraction, the numerator of which is the number of days the Executive was employed by the Company during the applicable performance period and the denominator of which is the number of days in such performance period;

(v)

all of the Initial RSUs referenced in Section 4(c)(i), all of the Supplemental Units referenced in Section 4(c)(ii) and all of the Performance Based RSUs referenced in Section 4(d) shall immediately vest upon the Executive’s termination and be payable in accordance with the terms of the applicable plan or agreement and, with regard to all other equity grants (other than any Performance-Based LTIP Awards other than the Performance Based RSUs, each of which is addressed in Section 7(d)(iv)), pro rata vesting of the next tranche, to be vested based upon the relative number of days employed from the prior vesting date (or grant date if no prior vesting) to the next vesting date and the Post-Termination Exercise Period and paid in accordance with the terms of the applicable plan or agreement;

(vi)

for a period of two (2) years after such termination, the Company, at its sole expense, shall provide the Executive (and her dependents) with health insurance coverage under the Company’s group health insurance plan, provided that coverage for the period after the end of the eighteen (18)-month period following the Executive’s termination shall be deemed to be monthly in-kind payments.  To the extent the plan is a “self-insured medical reimbursement plan” under Section 105(h) of the Code and such coverage would be discriminatory thereunder, the premiums (both during and after the eighteen (18)-month period) shall be treated as taxable income to the Executive and the Executive shall be grossed-up therefor on a monthly basis at the same time as the premium is deemed paid, such that the Executive shall have no after-tax cost therefor or for the gross-up; provided further that any gross-up that would be paid within the Delay Period (as defined in Section 22 hereof) shall not be paid during such period, but shall be paid immediately thereafter.  The Company’s obligation hereunder shall cease upon the Executive’s becoming eligible for the health plan of another employer of Executive;

(vii)

subject to Section 22(b), an amount equal to the lump sum value (based on the actuarial assumptions used under the respective plan) of two years of additional service and age credit for pension purposes under any qualified or nonqualified defined benefit type pension plan or arrangement of the Company (with the Base Salary used as the salary component of “final average earnings” for purposes of this calculation), which payments shall be made as soon as practicable after termination of employment;

(viii)

subject to Section 22(b), an amount equal to two (2) years of the maximum Company matching contribution (assuming the Executive deferred the maximum amount and continued to earn her then current Base Salary) under any type of qualified or nonqualified deferred compensation plan sponsored by the Company, which amount shall be paid as soon as practicable after termination of employment;

(ix)

notwithstanding the terms and conditions of any such plan, program or arrangement, if at the time of her termination of employment the Executive shall not have attained the age generally required to be treated as a retiree (it being recognized that her service to date is sufficient to meet any service condition to such status and that it is expected she would attain such age were her employment to continue for the initial term of this Agreement), the Executive shall be deemed to have met any and all conditions to qualify for all rights and benefits available as a retiree under any such plan, program or arrangement (other than any plan qualified under Section 401(a) of the Code), and shall be treated as having met the conditions to qualify for retirement for all purposes under each such plan, program or arrangement (other than any plan qualified under Section 401(a) of the Code).  Subject to Section 22(b), the benefits that the Executive would have been able to receive from the Company’s Section 401(a) plan had she qualified to retire at the date of her termination will be paid to Executive on a non-qualified basis from the Company’s general assets until such time as Executive is eligible to receive such benefits from the Section 401(a) plan.  If the Executive is eligible for retiree status under the Company’s medical reimbursement plan by reason of this Section 7(d)(ix) (and not otherwise) and if it is self-insured, the Company shall, instead of providing coverage for the Executive thereunder for any period after the Executive’s right to continued coverage under COBRA expires, purchase for the benefit of Executive an insurance policy that provides the Executive with medical benefits coverage as close as reasonably available from a reputable provider the coverage to which she would have been provided to her under the Company’s self-insured plan; and

(x)

outplacement services at a level commensurate with the Executive’s position for up to two (2) years after such termination of employment.  For a period of six (6) months after the Executive’s termination, the Company shall make available to the Executive office space and secretarial support at a level commensurate with the Executive’s position.  The Executive shall pay to the Company the cost of such space and support on a monthly basis.  The Company, at the end of the six month period shall promptly reimburse the Executive for the amounts so paid.

(e)

RETIREMENT.  To the extent the Executive qualifies to be treated as a “retiree” under any plan, program, grant or agreement (or to the extent that the Executive is afforded such status under Section 7(d)(ix)), the Executive shall have the benefit of said classification with regard to a benefit to the extent that it is more favorable to the Executive than the provisions otherwise provided herein.

8.

RELEASE.  Any and all payments made and benefits provided under this Agreement to the Executive upon termination of employment, including but not limited to, those referenced in Section 7, shall be contingent upon the full execution of a general release of all claims by the Executive against the Company and its affiliates in the form attached hereto as Annex C within sixty (60) days following such termination of employment, provided that the payment of the Accrued Benefits shall not be contingent on the execution of such release.

9.

COVENANTS IN FAVOR OF THE COMPANY.

(a)

CONFIDENTIALITY.  The Executive acknowledges that in her employment hereunder she will occupy a position of trust and confidence.  The Executive shall not, except as in good faith deemed necessary or desirable by the Executive to perform her duties hereunder, or as required by applicable law, legal process or governmental inquiry, without limitation in time or until such information shall have become public or known in the Company’s industry other than by the Executive’s unauthorized disclosure, disclose to others or use, whether directly or indirectly, any Confidential Information.  “Confidential Information” shall mean information about the Company, its subsidiaries and affiliates, and their respective employees, clients and customers that is not disclosed by the Company for financial reporting purposes and that was learned by the Executive in the course of her employment by the Company, including (without limitation) any proprietary knowledge, trade secrets, data, formulae, information and client and customer lists and all papers, resumes, and records (including computer records) of the documents containing such Confidential Information.

(b)

NON-SOLICITATION OF EMPLOYEES.  The Executive recognizes that she possesses and will possess confidential information about other employees of the Company relating to their education, experience, skills, abilities, compensation and benefits, and inter-personal relationships with customers of the Company.  The Executive recognizes that the information she possesses and will possess about these other employees is not generally known, is of substantial value to the Company in developing its business and in securing and retaining customers, and has been and will be acquired by her because of her business position with the Company.  The Executive agrees that, during the Employment Term and for a one (1) year period thereafter, she will not, directly or indirectly, solicit or recruit any non-administrative or non-clerical employee of the Company whose W-2 earnings for the immediately preceding calendar year were $100,000 or above to resign from the Company or to accept employment by her or by any other person or company.  Notwithstanding the foregoing, nothing herein shall prevent the Executive from:  (i) placing general advertisements or otherwise generally advertising for employees or (ii) serving as a reference for an employee of the Company.

(c)

NONDISPARAGEMENT.  During the Employment Term and for a period of one (1) year following the Executive’s termination of employment, neither the Executive, on the one hand, nor the Company formally, its senior executives, or a member of its Board of Directors, on the other hand, shall, directly or indirectly, with willful intent to damage the other, issue or communicate any public statement, or statement likely to become public, that is critical of or damaging to the other (or in the case of communications by the Executive, also any of the Company’s officers, directors or employees, and, if the Executive is working for a competitor or a customer, excluding any statements regarding the Company’s products or services made by such competitor or customer without any direct involvement of the Executive).  The foregoing shall not be violated by truthful responses to legal process or governmental inquiry or by the Executive in carrying out her duties in accordance with this Agreement.  No officer, director or employee of the Company shall be a third party beneficiary of these provisions.

(d)

EQUITABLE RELIEF AND OTHER REMEDIES.  The Executive acknowledges and agrees that the Company’s remedies at law for a breach or threatened breach of any of the provisions of this Section would be inadequate and, in recognition of this fact, the Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

(e)

REFORMATION.  If it is determined by a court of competent jurisdiction in any state that any restriction in this Section 9 is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state.

(f)

SURVIVAL OF PROVISIONS.  Without effect as to the survival of other provisions of this Agreement intended to survive the termination or expiration of the Executive’s employment, the obligations contained in this Section 9 shall survive the termination or expiration of the Executive’s employment with the Company and shall be fully enforceable thereafter.

10.

ATTORNEY’S FEES.  If the Executive asserts any claim in any contest (whether initiated by the Executive or by the Company or any of its affiliates) as to the validity, enforceability or interpretation of arty provision of this Agreement or to collect amounts she asserts are due hereunder, the Company shall pay the Executive’s legal and other professional expenses (or cause such expenses to be paid) incurred in connection with such contest, including, but not limited to, the Executive’s reasonable attorney’s fees, on a quarterly basis, promptly upon presentation of proof of such expenses in a form reasonably acceptable to the Company, which submission shall be made within forty-five (45) days after the end of such quarter, provided that the Executive shall reimburse the Company for such amounts (to the extent permitted under applicable law), plus simple interest thereon at the 90-day United States Treasury Bill rate as in effect from time to time, compounded annually, if the arbitrator determines that the Executive’s claims were substantially frivolous or brought in bad faith.  The Company shall promptly pay the Executive’s reasonable costs of entering into this Agreement, including the reasonable fees and expenses of her counsel.

11.

ARBITRATION.  Any dispute or controversy arising under or in connection with this Agreement, other than injunctive relief under Section 9, shall be settled exclusively by arbitration, conducted before three arbitrators in Hartford, Connecticut in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect (with the Company and the Executive each being entitled to select one arbitrator and the two arbitrators selecting the third).  The decision of the arbitrators will be final and binding upon the parties hereto.  Judgment may be entered on the arbitrator’s award in any court having jurisdiction. Nothing herein shall limit either the right of the Company or the Executive to seek injunctive relief in a court of applicable jurisdiction.  The Company shall bear the cost of the arbitration (including, without limitation, arbitrators’ fees) provided that the Executive shall reimburse the Company for one half of such amounts (to the extent permitted tinder applicable law), plus simple interest thereon at the 90-day United States Treasury Bill rate as in effect from time to time, compounded annually, if the arbitrator determines that the Executive’s claims were substantially frivolous or brought in bad faith.

12.

INDEMNIFICATION.  In addition to any other rights of indemnification of the Executive, the Company hereby covenants and agrees to promptly indemnify the Executive (or, in the event of her death, her heirs, executors, administrators or legal representatives) and hold her harmless, in each case to the fullest extent permitted by law, against and in respect to any and all actions, suits, proceedings, claims, demands, judgments, costs, expenses (including attorney’s fees), penalties, fines, settlements, losses, and damages resulting from, or in connection with, the Executive’s employment with the Company, including but not limited to as an officer and director of any subsidiary or parent or as a fiduciary of any employee benefit plan.  The Company, within 10 days of presentation of invoices, shall advance to the Executive reimbursement of all legal fees and disbursements reasonably incurred by the Executive in connection with any potentially indemnifiable matter; provided, however, that to the extent required by applicable law, in order to receive such advanced fees and disbursements, the Executive must first sign an undertaking reasonably satisfactory to the Company that she will promptly repay to the Company all advanced fees and disbursements in the event it is finally determined in accordance with law that the Executive cannot be indemnified for the matter at issue under applicable law.  The burden of proving that indemnification of the Executive is not permissible at law shall be on the Company.

13.

LIABILITY INSURANCE.  The Company shall cover the Executive under directors and officers liability insurance both during and, while potential liability exists (but no less than six (6) years), after the termination or expiration of this Agreement in the same amount and to the same extent, if any, as the Company covers its other officers and directors.

14.

FULL SETTLEMENT.  Except as set forth in this Agreement, the obligation of the Company to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including without limitation, set-off counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others.  In no event shall the Executive be obliged to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, nor shall the amount of any payment hereunder be reduced by any compensation earned by the Executive as a result of employment by another employer (except as expressly set forth herein with respect to health benefits).

15.

SURVIVAL.  The respective rights and obligations of the parties hereunder, including, without limitation, Sections 7, 9, 10, 11, 12 and 13 hereof, shall survive the termination of the Executive’s employment to the extent necessary to the agreed preservation of such rights and obligations.

16.

NO ASSIGNMENTS.

(a)

This Agreement is personal to each of the parties hereto.  Except as provided in subsection (b) below, no party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto and any assignment in contravention of this Section 16(a) shall be void.

(b)

The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.  As used in this Agreement, the “Company” shall mean the Company and any successor to its business and/or assets, which assumes and agrees to perform this Agreement by operation of law, or otherwise.

(c)

This Agreement shall inure to the benefit of and be enforceable by the Executive and her personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.  If the Executive should die while any amount would still be payable to her hereunder had she continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to her estate.

17.

NOTICE.  For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered by hand, (ii) on the date of transmission, if delivered by confirmed facsimile, (iii) on the first business day following the date of deposit if delivered by guaranteed overnight delivery service, or (iv) on the fourth business day following the date delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:

At the address (or to the facsimile number) shown on the records of the Company

If to the Company:

The Phoenix Companies, Inc.
One American Row
Hartford, CT 06102
Attention:  General Counsel

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

18.

REPRESENTATIONS.

(a)

The Company represents and warrants that there is no legal or other impediment or limitation to the Company’s performance of its obligations.

(b)

The Executive represents and warrants to the Company that she has the legal right to enter into this Agreement and to perform all of the obligations on her part to be performed hereunder in accordance with its terms and that she is not a party to any agreement or understanding, written or oral, that could prevent her form entering into this Agreement or performing all of her obligations hereunder.

19.

MISCELLANEOUS.  No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed, in the case of a modification, by the Executive and the Company, and, in the case of a waiver or discharge, by the party that would have benefited from the provision waived or discharged.  No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other patty shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.  Except as otherwise expressly provided in Section 4(c), this Agreement together with all exhibits hereto sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein, and this Agreement shall supersede any prior written agreement entered into between the parties with respect to the subject matter hereof (including, without limitation, the employment agreement dated January 1, 2003), other than the employment continuation agreement entered into between the Company and the Executive as of the date hereof.  Furthermore, without limiting the generality of the immediately preceding sentence, and except as otherwise expressly provided in Section 4(c), the Executive hereby for herself and for her heirs, executors, administrators, trustees, legal representatives and assigns, forever releases and discharges the Company and its past, present and future parent entities, subsidiaries, divisions, affiliates and related business entities, successors and assigns, assets, employee benefit plans or funds, and any of its or their respective past, present and/or future directors, officers, fiduciaries, agents, trustees, administrators, employees and assigns, whether acting on behalf of the Company or in their individual capacities from any and all claims, demands, causes of action, fees and liabilities of any kind whatsoever, whether known or unknown, which the Executive ever had, now has, or may have pursuant to the employment agreement dated January 1, 2003 and the Amended and Restated Employment Agreement dated May 18, 2005.  No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.  The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Connecticut applicable to agreements made and to be performed entirely within such state.  To the extent determined by the Board from time to time, decisions with respect to the Executive’s compensation (or otherwise with respect to the Executive) that this Agreement provides shall be made by the Board, may alternatively be made by a committee of the Board or by the outside and/or non-employee members of the Board.  The Company may withhold from all payments due to the Executive (or her beneficiary or estate) hereunder all taxes which, by applicable federal, state, local or other law, the Company is required to withhold therefrom.  To the extent obligations of the Company under this Agreement are fulfilled by a subsidiary of the Company, such obligations shall be treated as fulfilled by the Company.

20.

SECTION HEADINGS.  The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

21.

CHANGE OF CONTROL AGREEMENT.  The Company agrees that it shall (i) take no action to revoke or modify the terms of the change of control agreement between the Executive and the Company, dated as of January 1, 2003 (as amended), in a manner that would be adverse to the Executive, unless the Executive otherwise consents in writing, and (ii) make available to the Executive any enhancements to the form of change of control agreement made available to any senior officer of the Company, on terms and conditions no less favorable to the Executive than are available to such other officers.  It is expressly agreed and understood that the Company shall not be in breach of the commitment set forth in the preceding sentence if the terms of any enhancement in the change of control benefits for any senior officer are conditioned upon and otherwise coupled with a reduction in benefits or other concessions and the Executive is offered, but declines to accept, the enhancement on the terms offered.

22.

SECTION 409A.

(a)

The intent of the parties is that payments and benefits under this Agreement comply with Section 409A and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith.  If any provision of this Agreement (or of any award of compensation, including equity compensation or benefits) would cause the Executive to incur any additional tax or interest under Section 409A, the Company shall, after consulting with the Executive, reform such provision to try to comply with Section 409A through good faith modifications to the minimum extent reasonably appropriate to conform with Section 409A.  To the extent that any provision hereof is modified in order to comply with Section 409A, such modification shall be made in good faith and shall, to the maximum extent reasonably possible, maintain the original intent and economic benefit to the Executive and the Company of the applicable provision without violating the provisions of Section 409A.

(b)

Notwithstanding any provision to the contrary in this Agreement, if the Executive is deemed on the date of termination to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B), then with regard to any payment or the provision of any benefit that is specified as subject to this Section, such payment or benefit shall not be made or provided (subject to the last sentence of this Section 22(b)) prior to the earlier of (i) the expiration of the six (6)-month period measured from the date of the Executive’s “separation from service” (as such term is defined under Section 409A), and (ii) the date of Executive’s death (the “Delay Period”).  Upon the expiration of the Delay Period, all payments and benefits delayed pursuant to this Section 22(b) (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to the Executive in a lump sum, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein.

23.

SEVERABILITY.  The provisions of this Agreement shall be deemed severable and the invalidity of unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

24.

COUNTERPARTS.  This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instruments.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

THE PHOENIX COMPANIES, INC.

By:

/s/ Bonnie J. Malley
Title:  Executive Vice President, Human
          Resources

/s/ Dona D. Young
Dona D. Young

The undersigned hereby agrees that it is jointly and severally liable with the Company for the Company’s obligations under this Agreement to the extent permitted by applicable law.  To the extent obligations of the Company under this Agreement are fulfilled by the undersigned, such obligations shall be treated as fulfilled by the Company.

PHOENIX LIFE INSURANCE COMPANY

By:

/s/ Bonnie J. Malley
Title:  Executive Vice President, Human
          Resources

ANNEX A

TERMS OF RESTRICTED STOCK UNITS

This Annex sets forth the terms of Restricted Stock Units to be awarded to you (your “Award”) under your Amended and Restated Employment Agreement, dated May 18, 2005  (the “Agreement”), with The Phoenix Companies, Inc. (the “Company”), as modified by the Second Amended and Restated Employment Agreement dated May 6, 2008.

ARTICLE I
RESTRICTED STOCK UNITS

Section 1.1.

Restricted Stock Unit.  “Restricted Stock Unit” means the right to receive one share of common stock of the Company, par value $0.01 per share (“Common Shares”) subject to the terms of this Annex.  Under the Agreement, the Company is awarding you the greatest number of whole Restricted Stock Units that is equal to or less than the quotient of (i) $1,000,000 divided by (ii) the average of the closing prices of the Company’s common stock as reported on the New York Stock Exchange Composite Tape on the 10 trading days immediately preceding May 18, 2005.  The date of your award is May 18, 2005 (the “Grant Date”).

Section 1.2.

Vesting.  Your Restricted Stock Units will vest on the earlier of (a) the conclusion of the three-year period commencing on the Grant Date, (b) the occurrence of a Change in Control (as defined in the Employment Continuation Agreement entered into between you and the Company, dated as of January 1, 2003, or any successor agreement thereto), (c) the termination of your employment as a result of your death or Disability (as defined in the Agreement) or (d) a termination of your employment by the Company without Cause or by you for Good Reason (as each such term is defined in the Agreement).  Any shares of Common Stock issuable in respect of your vested Restricted Stock Units shall be distributed to you at the time following your separation from service specified in Section 1.4.

Section 1.3.

Termination of Employment.  If your employment with the Company terminates for any reason and your Restricted Stock Units do not vest on or before the date of your termination in accordance with Section 1.2, your Restricted Stock Units shall be forfeited and you shall have no rights thereunder or hereunder.

Section 1.4.

Common Shares Issued Upon Separation from Service.  If your Restricted Stock Units vest pursuant to Section 1.2, the Common Shares that underlie your Restricted Stock Units shall be distributed to you upon your “separation from service” (as such term is defined under Section 409A of the Code); provided that if at the time of your “separation from service,” you are a “specified employee” (within the meaning of Section 409A of the Code), the Common Shares that underlie your Restricted Stock Units will be issued on the earlier of (a) six months and one day (or, if such day is not a business day, the next business day) after your “separation from service” with the Company or (b) the date of your death.  The period beginning on the Grant Date and ending on the date specified herein for distribution is referred to in this Annex as the “Restricted Period.”  No Common Shares will be issued at the time your Award is granted, and the Company will not be required to set aside a fund for the payment of your Award.

ARTICLE II
RIGHTS AND SETTLEMENT

Section 2.1.

Rights as a Shareholder.  Your Restricted Stock Units will not give you any right to vote on any matter submitted to the Company’s stockholders.  You will have voting rights with respect to the Common Shares that underlie your Restricted Stock Units only after the shares have actually been issued to you.

Section 2.2.

Restrictions on Transferability.  You will not have any right to sell, assign, transfer, pledge, hypothecate or otherwise encumber your Restricted Stock Units.  Any attempt to effect any of the preceding in violation of this Section 2.2, whether voluntary or involuntary, will be void.

Section 2.3.

Dividend Equivalents.  The Company will credit each of your Restricted Stock Units with Dividend Equivalents from the date your Award is granted to the end of the Restricted Period.  A “Dividend Equivalent” is, at the time the Company pays any cash dividend on its Common Shares, an amount equal to the cash dividend per Common Share multiplied by the number of Common Shares then underlying each Restricted Stock Unit.

Section 2.4.

Settlement of Your Restricted Stock Units.

(a)

Promptly after the end of the Restricted Period, the Company will deliver to you the number of Common Shares then underlying your vested Restricted Stock Units, together with any Dividend Equivalents credited to them, with interest on such Dividend Equivalents for each “Crediting Period” during the Restricted Period at the mid-term Applicable Federal Rate (as determined under Section 1274(d) of the Code, in effect on the first day of such Crediting Period.  A Crediting Period shall mean August 1 of one calendar year to July 31 of the subsequent calendar year (or, if earlier, the date on which final distribution is made hereunder in respect of the Restricted Stock Units), provided that interest shall be credited with respect to each Dividend Equivalent only from the date it is first credited hereunder.

(b)

For the purpose of assuring that you do not acquire beneficial ownership of any Common Shares within the meaning of Section 7312(w) of the New York Insurance Law, as in effect on the date of the demutualization that occurred on June 25, 2001 of Phoenix Home Life Mutual Insurance Company pursuant to a plan of reorganization approved by the New York State Superintendent of Insurance under Section 7312 of the New York Insurance Law (the “Demutualization”), notwithstanding anything in this Annex to the contrary, in no event will any Common Shares attributable to the Restricted Stock Units granted to you be issued before the fifth anniversary of the Demutualization.

Section 2.5.

Adjustment Due to Change in Capitalization.  If any Adjustment Event occurs from the date your Award is granted to the end of the Restricted Period, the number of Common Shares underlying each Restricted Stock Unit will be proportionately adjusted to reflect, as deemed equitable and appropriate by the Company, the Adjustment Event.  In any merger, consolidation, reorganization, liquidation, dissolution or other similar transaction, each

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Restricted Stock Unit shall pertain to the securities and other property to which a holder of the number of Common Shares underlying the Restricted Stock Unit would have been entitled to receive in connection with such event.  If, as a result of any Adjustment Event, your Restricted Stock Units represent the right to receive cash in whole or in part (other than as a result of Dividend Equivalents), then the Company will promptly pay you such cash on the distribution date specified in Section 1.4..  An “Adjustment Event” means any stock dividend, stock split or share combination of, or extraordinary cash dividend on, the Common Shares or recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Shares at a price substantially below fair market value, or other similar event affecting the Common Shares.

ARTICLE III
ADMINISTRATION

Section 3.1.

Administration.  The Company is authorized to reasonably interpret in good faith your Award and this Annex and to make all other reasonable determinations in good faith necessary or advisable for the administration and interpretation of your Award to carry out its provisions and purposes, provided that such interpretation or determination shall be consistent with the interpretation or determination made by the Company with respect to senior management under other similar equity compensation plans.  Determinations, interpretations or other actions made or taken by the Company pursuant to the provisions of this Annex shall be final, binding and conclusive for all purposes and upon all persons.  The Company may consult with legal counsel, who may be regular counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.  Notwithstanding anything else contained in this Section 3.1 to the contrary, any determination made under the Agreement regarding whether your employment has been terminated by the Company with or without Cause or by you for Good Reason shall be dispositive for purposes of determining your rights in respect of your Award.

ARTICLE IV
MISCELLANEOUS

Section 4.1.

Payment on Death.  If any amounts are payable under your Award after you die, the Company will pay them to your estate.

Section 4.2.

Tax Withholding.  The Company will have the power to withhold, or require you to remit to the Company promptly upon notification of the amount due, an amount sufficient to satisfy Federal, state and local withholding tax requirements with respect to your Award (or settlement thereof), and the Company may defer payment of cash or issuance or delivery of Common Shares until such requirements are satisfied.  The Company may, in its discretion, permit you to elect, subject to such conditions as the Company shall impose (a) to have Common Shares deliverable in respect of your Award withheld by the Company or (b) to deliver to the Company previously acquired Common Shares, in each case, having a fair market value sufficient to satisfy your statutory minimum Federal, state and local tax obligation associated with the transaction.

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Section 4.3.

Common Shares Subject to this Award.  The Common Shares to be delivered in connection with your Award may consist, in whole or in part, of Common Shares held in treasury or authorized but unissued Common Shares, not reserved for any other purpose.

Section 4.4.

Successor.  The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, if your Restricted Stock Units remain outstanding, to unconditionally assume the obligations of the Company with respect to your Restricted Stock Units in writing and will provide a copy of the assumption to you.

Section 4.5.

Requirements of Law.  The granting of your Award and the issuance of Common Shares will be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

Section 4.6.

No Impact on Benefits.  Your Award will not be compensation for purposes of calculating your rights under any employee benefit plan.

Section 4.7.

Instrument and Securities Law Compliance.  The Company shall have the authority to determine the instruments by which your Award shall be evidenced.  Instruments evidencing your Award may contain such other provisions, not inconsistent with this Annex, as the Company deems advisable.  In addition, any Common Shares issued in connection with your Award shall be registered with the SEC at the expense of the Company for resale on or before the first day on which you may transfer the shares under the Award (or such later date as yon request) unless such shares are eligible for sale by you pursuant to Rule 144 (k) of the Securities Act of 1933 (or any successor provision) in the opinion of your counsel, which registration shall be in a form reasonably acceptable to you, shall be subject to your reasonable prior review and comments, shall remain effective until all Common Shares subject to the Award have been sold (but need not be effective for more than 365 days after first day on which you may transfer the Common Shares subject to your Award or, if applicable, such later date as to which you shall have requested effectiveness) and the Company and you shall, prior to the effectiveness of the registration, enter into a customary registration rights agreement which will contain provisions, among other things, requiring the Company to indemnify you and any third persons reasonably requested by you in connection with the sale of any Common Shares and reimburse you for your reasonable out-of-pocket expenses (other than underwriting discounts) in connection therewith and will contain customary black-out periods.  In the event of your death, or other permitted private transfer of the Common Shares, all of your rights in this Section 4.7 shall be transferred to your estate or other transferee.

Section 4.8.

Disputes.  This Annex and your Award are subject to the provisions of Section 11 of the Agreement:

Section 4.9.

Governing Law.  The validity, interpretation, construction and performance of this Annex and your Award shall be governed by the laws of the State of Connecticut applicable to agreements made and to be performed entirely within such State.

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ANNEX B

TERMS OF PERFORMANCE BASED RESTRICTED STOCK UNITS

This Annex sets forth the terms of Performance Based Restricted Stock Units to be awarded to you (your “Award”) under your Amended and Restated Employment Agreement, dated May 18, 2005 (the “Agreement”) with The Phoenix Companies, Inc. (the “Company”).

ARTICLE I
PERFORMANCE BASED RSUS

Section 1.1.

Performance Based RSUs.  “Performance Based RSU” means the right to receive one share of common stock of the Company, par value $0.01 per share (“Common Shares”) subject to the terms of this Annex.  Under the Agreement, the Company is awarding you the greatest number of whole Performance Based RSUs that is equal to or less than the quotient of (i) $500,000 divided by (ii) the average of the closing prices of the Company’s common stock as reported on the New York Stock Exchange Composite Tape on the 10 trading days immediately preceding May 18, 2005.  The date of your award is May 18, 2005 (the “Grant Date”).  To the extent that the Performance Based RSUs shall not have become vested on or before December 31, 2007 as provided in Section 1.2 of this Annex, such Performance Based RSUs shall be forfeited as of that date and you shall no further rights thereunder or hereunder; it being understood, however, that the actual determination as to whether such Performance Based RSUs shall vest on December 31, 2007 pursuant to Section 1.2 (a) will not be made until sometime in the first quarter of 2008 and that such determination shall be given effect as of December 31, 2007 for purposes of this Article I of this Agreement.

Section 1.2.

Vesting.   The Performance Based RSUs awarded hereby shall vest on December 31, 2007 to the extent that the performance criteria applicable for the three-year period 2005-2007 with respect to performance share awards made to other employees of the Company on January 1, 2005 (the “2007 PSUs”) have been achieved, with the number of your Performance Based RSUs that shall vest based on such performance to be determined as provided in the next sentence.  If the applicable performance criteria have been achieved (i) at a level that enables payment in respect of such 2007 PSUs at or above target levels, the Performance Based RSUs shall vest in full, (ii) at threshold, one-half of the Performance Based RSUs shall vest or (iii) at a level above threshold, but below target, the number of Performance Based RSUs that shall vest  shall be determined based on the actual performance achieved, using calculated pro rata between threshold and target levels (e.g., if the actual performance is mid-way between the threshold level and the target level of performance, 75% of the Performance Based RSUs shall vest).  Your Performance Based RSUs will also vest in full on  the occurrence on or before December 31, 2007 of  (i) a Change in Control (as defined in the Employment Continuation Agreement entered into between you and the Company, dated as of January 1, 2003, or any successor agreement thereto) or (ii) the termination of your employment (a) as a result of your death or Disability, (b) by the Company without Cause or (c) by you for Good Reason (as each such term is defined in the Agreement).  Any shares of Common Stock issuable in respect of your vested Performance Based RSUs shall be distributed to you at the time following your separation from service specified in Section 1.4.

Section 1.3.

Termination of Employment.  If your employment with the Company terminates for any reason and your Performance Based RSUs do not vest on or before the date of your termination in accordance with Section 1.2, your Performance Based RSUs shall be forfeited and you shall have no rights thereunder or hereunder.

Section 1.4.

Common Shares Issued Upon Separation from Service.  If your Performance Based RSUs vest pursuant to Section 1.2, the Common Shares that underlie your Performance Based RSUs shall be distributed to you upon your “separation from service” (as such term is defined under Section 409A of the Code); provided that if at the time of your “separation from service,” you are a “specified employee” (within the meaning of Section 409A of the Code), the Common Shares that underlie your Performance Based RSUs will be issued on the earlier of (a) six months and one day (or, if such day is not a business day, the next business day) after your “separation from service” with the Company or (b) the date of your death.  The period beginning on the Grant Date and ending on the date specified herein for distribution is referred to in this Annex as the “Restricted Period.”  No Common Shares will be issued at the time your Award is granted, and the Company will not be required to set aside a fund for the payment of your Award.

ARTICLE II
RIGHTS AND SETTLEMENT

Section 2.1.

Rights as a Shareholder.  Your Performance Based RSUs will not give you any right to vote on any matter submitted to the Company’s stockholders.  You will have voting rights with respect to the Common Shares that underlie your Performance Based RSUs only after the shares have actually been issued to you.

Section 2.2.

Restrictions on Transferability.  You will not have any right to sell, assign, transfer, pledge, hypothecate or otherwise encumber your Performance Based RSUs.  Any attempt to effect any of the preceding in violation of this Section 2.2, whether voluntary or involuntary, will be void.

Section 2.3.

Dividend Equivalents.  The Company will credit each of your Performance Based RSUs with Dividend Equivalents from the date your Award is granted to the end of the Restricted Period.  A “Dividend Equivalent” is, at the time the Company pays any cash dividend on its Common Shares, an amount equal to the cash dividend per Common Share multiplied by the number of Common Shares then underlying each Performance Stock Unit.

Section 2.4.

Settlement of Your Performance Based RSUs.

(a)

Promptly after the end of the Restricted Period, the Company will deliver to you the number of Common Shares then underlying your vested Performance Based RSUs, together with any Dividend Equivalents credited to them, with interest on such Dividend Equivalents for each “Crediting Period” during the Restricted Period at the mid-term Applicable Federal Rate (as determined under Section 1274(d) of the Code), in effect on the first day of such Crediting Period.  A Crediting Period shall mean August 1 of one calendar year to July 31 of the subsequent calendar year (or, if earlier, the date of on which final distribution is made hereunder in respect of the Performance Based

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RSUs), provided that interest shall be credited with respect to each Dividend Equivalent only from the date it is first credited hereunder.

(b)

For the purpose of assuring that you do not acquire beneficial ownership of any Common Shares within the meaning of Section 7312(w) of the New York Insurance Law, as in effect on the date of the demutualization that occurred on June 25, 2001 of Phoenix Home Life Mutual Insurance Company pursuant to a plan of reorganization approved by the New York State Superintendent of Insurance under Section 7312 of the New York Insurance Law (the “Demutualization”), notwithstanding anything in this Annex to the contrary, in no event will any Common Shares attributable to the Performance Based RSUs granted to you be issued before the fifth anniversary of the Demutualization.

Section 2.5.

Adjustment Due to Change in Capitalization.  If any Adjustment Event occurs from the date your Award is granted to the end of the Restricted Period, the number of Common Shares underlying each Performance Stock Unit will be proportionately adjusted to reflect, as deemed equitable and appropriate by the Company, the Adjustment Event.  In any merger, consolidation, reorganization, liquidation, dissolution or other similar transaction, each Performance Stock Unit shall pertain to the securities and other property to which a holder of the number of Common Shares underlying the Performance Stock Unit would have been entitled to receive in connection with such event.  If, as a result of any Adjustment Event, your Performance Based RSUs represent the right to receive cash in whole or in part (other than as a result of Dividend Equivalents), then the Company will promptly pay you such cash on the distribution date specified in Section 1.4.  An “Adjustment Event” means any stock dividend, stock split or share combination of, or extraordinary cash dividend on, the Common Shares or recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Shares at a price substantially below fair market value, or other similar event affecting the Common Shares.

ARTICLE III
ADMINISTRATION

Section 3.1.

Administration.  The Company is authorized to reasonably interpret in good faith your Award and this Annex and to make all other reasonable determinations in good faith necessary or advisable for the administration and interpretation of your Award to carry out its provisions and purposes, provided that such interpretation or determination shall be consistent with the interpretation or determination made by the Company with respect to senior management under other similar equity compensation plans.  Determinations, interpretations or other actions made or taken by the Company pursuant to the provisions of this Annex shall be final, binding and conclusive for all purposes and upon all persons.  The Company may consult with legal counsel, who may be regular counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.  Notwithstanding anything else contained in this Section 3.1 to the contrary, any determination made under the Agreement regarding whether your employment has been terminated by the Company with or without Cause or by you for Good Reason shall be dispositive for purposes of determining your rights in respect of your Award.

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ARTICLE IV
MISCELLANEOUS

Section 4.1.

Payment on Death.  If any amounts are payable under your Award after you die, the Company will pay them to your estate.

Section 4.2.

Tax Withholding.  The Company will have the power to withhold, or require you to remit to the Company promptly upon notification of the amount due, an amount sufficient to satisfy Federal, state and local withholding tax requirements with respect to your Award (or settlement thereof), and the Company may defer payment of cash or issuance or delivery of Common Shares until such requirements are satisfied.  The Company may, in its discretion, permit you to elect, subject to such conditions as the Company shall impose (a) to have Common Shares deliverable in respect of your Award withheld by the Company or (b) to deliver to the Company previously acquired Common Shares, in each case, having a fair market value sufficient to satisfy your statutory minimum Federal, state and local tax obligation associated with the transaction.

Section 4.3.

Common Shares Subject to this Award.  The Common Shares to be delivered in connection with your Award may consist, in whole or in part, of Common Shares held in treasury or authorized but unissued Common Shares, not reserved for any other purpose.

Section 4.4.

Successor.  The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, if your Performance Based RSUs remain outstanding, to unconditionally assume the obligations of the Company with respect to your Performance Based RSUs in writing and will provide a copy of the assumption to you.

Section 4.5.

Requirements of Law.  The granting of your Award and the issuance of Common Shares will be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

Section 4.6.

No Impact on Benefits.  Your Award will not be compensation for purposes of calculating your rights under any employee benefit plan.

Section 4.7.

Instrument and Securities Law Compliance.  The Company shall have the authority to determine the instruments by which your Award shall be evidenced.  Instruments evidencing your Award may contain such other provisions, not inconsistent with this Annex, as the Company deems advisable.  In addition, any Common Shares issued in connection with your Award shall be registered with the SEC at the expense of the Company for resale on or before the first day on which you may transfer the shares under the Award (or such later date as yon request) unless such shares are eligible for sale by you pursuant to Rule 144 (k) of the Securities Act of 1933 (or any successor provision) in the opinion of your counsel, which registration shall be in a form reasonably acceptable to you, shall be subject to your reasonable prior review and comments, shall remain effective until all Common Shares subject to the Award have been sold (but need not be effective for more than 365 days after first day on which you may transfer the Common Shares subject to your Award or, if applicable, such later date as to which you shall have requested effectiveness) and the Company and you shall, prior to the effectiveness of the

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registration, enter into a customary registration rights agreement which will contain provisions, among other things, requiring the Company to indemnify you and any third persons reasonably requested by you in connection with the sale of any Common Shares and reimburse you for your reasonable out-of-pocket expenses (other than underwriting discounts) in connection therewith and will contain customary black-out periods.  In the event of your death, or other permitted private transfer of the Common Shares, all of your rights in this Section 4.7 shall be transferred to your estate or other transferee.

Section 4.8.

Disputes.  This Annex and your Award are subject to the provisions of Section 11 of the Agreement:

Section 4.9.

Governing Law.  The validity, interpretation, construction and performance of this Annex and your Award shall be governed by the laws of the State of Connecticut applicable to agreements made and to be performed entirely within such State.

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ANNEX C

AGREEMENT AND GENERAL RELEASE

Agreement and General Release (“Agreement”), by and between Dona D. Young (“Employee” or “you”) and The Phoenix Companies, Inc. (the “Company”).

1.

As soon as practicable following the Effective Date of this Agreement and in exchange for your waiver of claims against the Company Entities (as defined below) and compliance with other terms and conditions of this Agreement, the Company agrees to provide you with the payments and benefits provided in Section 7 of your Second Amended and Restated Employment Agreement with the Company, dated May 6, 2008 (the “Employment Agreement”).

2.

(a)

In consideration for the payments and benefits to be provided to you pursuant to paragraph 1 above, you, for yourself and for your heirs, executors, administrators, trustees, legal representatives and assigns (hereinafter referred to collectively as “Releasors”), forever release and discharge the Company and its past, present and future parent entities, subsidiaries, divisions, affiliates and related business entities, successors and assigns, assets, employee benefit plans or funds, and any of its or their respective past, present and/or future directors, officers, fiduciaries, agents, trustees, administrators, employees and assigns, whether acting on behalf of the Company or in their individual capacities (collectively the “Company Entities”) from any and all claims, demands, causes of action, fees and liabilities of any kind whatsoever, whether known or unknown, which you ever had, now have, or may have against any of the Company Entities by reason of any act, omission, transaction, practice, plan; policy, procedure, conduct, occurrence, or other matter related to your employment by (including, but not limited to, termination thereof) the Company Entities up to and including the date on which.  you sign this Agreement, except as provided in subsection (c) below.

(b)

Without limiting the generality of the foregoing, this Agreement is intended to and shall release the Company Entities from any and all claims, whether known or unknown, which Releasors ever had, now have, or may have against the Companies Entities arising out of your employment or termination thereof, including, but not limited to:  (i) any claim under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974 (excluding claims for accrued, vested benefits under any employee benefit or pension plan of the Company Entities subject to the terms and conditions of such plan and applicable law), and the Family and Medical Leave Act; (ii) any claim under the Connecticut Human Rights Law, the Connecticut Discriminatory Employment Practices Act and the Connecticut Family Medical Leave Law and Rules; (iii) any other claim (whether based on federal, state, or local law, statutory or decisional) relating to or arising out of your employment, the terms and conditions of such employment, the termination of such employment, including, but not limited to, breach of contract (express or implied), wrongful discharge, detrimental reliance, defamation, emotional distress or compensatory or punitive damages; and (iv) any claim for attorneys’ fees, costs, disbursements and/or the like.

(c)

Notwithstanding the foregoing, nothing in this Agreement shall be a waiver of claims:  (1) that may arise after the date on which you sign this Agreement; (2) with respect to your right to enforce your rights that survive termination under the Employment Agreement or any other written agreement entered into between you and the Company (including, any equity grants or agreements); (3) regarding rights of indemnification, receipt of legal fees and directors and officers liability insurance to which you are entitled to under the Employment Agreement, Company’s Certificate of Incorporation, By-laws or otherwise with regard to your service with the Company, (4) relating to any benefit or perquisites under any plan or program of the Company, including, without limitation, any amounts that may become due to you under any employment continuation agreement or other change-in-control arrangement; or (5) as a stockholder of the Company.

3.

(a)

This Agreement is not intended, and shall not be construed, as an admission that any of the Company Entities has violated any federal, state or local law (statutory or decisional), ordinance or regulation, breached any contract or committed any wrong whatsoever against you.

(b)

Should any provision of this Agreement require interpretation or construction, it is agreed by the parties that the entity interpreting or constructing this Agreement shall not apply a presumption against one party by reason of the rule of construction that a document is to be construed more strictly against the party who prepared the document.

4.

This Agreement is binding upon, and shall inure to the benefit of, the parties and their respective heirs, executors, administrators, successors and assigns.

5.

This Agreement shall be construed and enforced in accordance with the laws of the State of Connecticut applicable to agreements made and to be performed entirely within such State.

6.

You acknowledge that you:  (a) have carefully read this Agreement in its entirety; (b) have had an opportunity to consider for at least twenty-one (21) days the terms of this Agreement; (c) are hereby advised by the Company in writing to consult with an attorney of your choice in connection with this Agreement; (d) fully understand the significance of all of the terms and conditions of this Agreement and have discussed them with your independent legal counsel, or have had a reasonable opportunity to do so; (e) have had answered to your satisfaction by your independent legal counsel any questions you have asked with regard to the meaning and significance of any of the provisions of this Agreement; and (f) are signing this Agreement voluntarily and of your own free will and agree to abide by all the terms and conditions contained herein.

7.

You understand that you will have at least twenty-one (21) days from the date of receipt of this Agreement to consider the terms and conditions of this Agreement.  You may accept this Agreement by signing it and returning it to the Company’s General.  Counsel at One American Row, Hartford, CT 06102 on or before.  After executing this Agreement, you shall have seven (7) days (the “Revocation Period”) to revoke this Agreement by indicating your desire to do so in writing delivered to the General Counsel at the address above by no later than 5:00 p.m. on the seventh (7th) day after the date you sign this Agreement.  The effective date of this Agreement shall be the eighth (8th) day after you sign the Agreement (the “Effective Date”). If the last day of the Revocation Period falls on a Saturday, Sunday or holiday, the last day of the

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Revocation Period will be deemed to be the next business day.  In the event you do not accept this Agreement as set forth above, or in the event you revoke this Agreement during the Revocation Period, this Agreement, including but not limited to the obligation of the Company to provide the payments and benefits provided in paragraph 1 above, shall be deemed automatically null and void.

Print Name: Dona D. Young	Date:

Signature:______________________________
Employee

The Phoenix Companies, Inc.

By:____________________________________
Name:
Title:

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